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                                                                    EXHIBIT 10.2


                           [AMEREN CORPORATION LOGO]



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                               AMEREN CORPORATION


                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM


                          ELECTIVE DEFERRAL PROVISIONS


               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

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                               AMEREN CORPORATION

                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM

                          ELECTIVE DEFERRAL PROVISIONS

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

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1.       PURPOSE AND AMENDMENT

         The purpose of the Ameren Corporation Executive Incentive Compensation
         Program: Elective Deferral Provisions ("Plan") is to provide the executives and other key employees of Ameren Corporation and its subsidiaries (hereinafter collectively "Ameren") with the opportunity to accumulate capital by deferring the receipt of some or all of the Incentive Awards awarded to them pursuant to the Ameren Corporation Executive Incentive Compensation Program. Participation in the Plan shall be voluntary. Implementation of the Plan provides Ameren and its Board of Directors ("Board") with the means to attract and retain officers, executives and other key employees by offering a competitive Incentive Award deferral program.

         Effective January 1, 2001, Section 8 of the Plan is amended to provide for additional distribution options at retirement.

2.       DEFINITIONS

         Certain words and phrases are defined when first used in later paragraphs of the Plan. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

         A. Ameren: As used herein shall mean Ameren Corporation and its subsidiaries.

         B.       Board: The Board of Directors of Ameren Corporation.

         C.       Committee: The Human Resources Committee of the Board.

         D. Company: As used herein shall mean Ameren Services Company, as agent for Ameren Corporation and its subsidiaries, and as administrator of the Plan.



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

         E. Deferral Account: Book entries reflecting each Participant's Deferred Amounts and Interest credited thereon pursuant to the provisions of Section 6. A separate Deferral Account shall be maintained for each Incentive Award deferred hereunder.

         F. Deferred Amount: The amount of an Incentive Award (whether expressed as dollars or as a percentage of an incentive award) which a Participant elects to defer pursuant to the provisions of the Plan.

         G. Effective Date: January 1, 1987, as restated and amended from time to time.

         H. Incentive Award: The portion of an incentive award awarded to an officer, executive or other employee of Ameren pursuant to the provisions of the Ameren Executive Incentive Compensation Program which is deferred pursuant to the provisions of the Plan.

         I. Interest: The amount of interest which a Participant shall be deemed to earn on his Deferred Amounts and which shall be credited to his Deferral Account as determined pursuant to
                  Section 7.

         J. Participant: Any eligible officer, executive or other employee of Ameren who elects or has elected to defer a portion of an Incentive Award pursuant to the provisions of the Plan, and for whom the Company maintains a Deferral Account pursuant to the provisions of the Plan.

                  A Participant who terminates employment in order to commence employment with a subsidiary of Ameren Corporation or other business entity in which Ameren Corporation has a substantial (i.e., 10% or greater) ownership interest, shall be deemed not to have terminated employment with Ameren as long as such Participant is an employee of such a subsidiary or business entity.

         K.       Plan: The Ameren Executive Incentive Compensation Program:
                  Elective Deferral Provisions, as revised and in effect.

         L. Plan Year: The 12-month period commencing January 1 and ending on December 31.

         M. Retirement Age: Normal Retirement Age under the provisions of the Plan shall be 65 years of age. However, retirement is permitted under the provisions of the Plan as early as 55 years of age.


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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

3.       ELIGIBILITY

         The Committee shall designate the officers, executives and other employees of Ameren who shall be eligible to participate in the Ameren Executive Incentive Compensation Program. Any person who is so designated as eligible to participate may become a Participant in the Plan by electing, pursuant to the provisions of the Plan, to defer receiving an Incentive Award granted to such person pursuant to the Ameren Executive Incentive Compensation Program.

4.       ELECTING A DEFERRAL

         A Participant may defer receiving some or all of an incentive award granted to such Participant, as described above, by electing to defer receiving either 25, 50, 75 or 100 percent of an incentive award otherwise payable to him. The minimum dollar value of the Incentive Award corresponding to the deferral percentage elected by the Participant must be at least $2000. In the event the actual dollar amount of a Participant's Incentive Award which is to be deferred (based on the percentage elected by the Participant as described above) is less than $2000, the Participant's Deferral Amount will be increased to $2000. In the event the actual dollar amount of a Participant's Incentive Award is less than $2000, then no deferral will be permitted hereunder.

         The Participant's Deferred Amounts shall be credited to his Deferral Account by no later than the date on which such amounts would, but for such deferral, be payable to the Participant.

5.       TERMS OF DEFERRAL ELECTION

         A Participant's written election to defer an Incentive Award shall indicate the percentage amount of incentive award which the Participant is electing to defer under the Plan, and the method of distribution of such amounts. Such election form shall be filed by the Participant with the Vice President, Human Resources by no later than the last date specified for filing such form.

6.       PARTICIPANT DEFERRAL ACCOUNT

         There shall be established a Deferral Account in the name of each Participant who elects to defer an Incentive Award pursuant to the provisions of the Plan. A separate Deferral Account will be maintained for each annual Incentive Award deferral by each Participant. The Deferral Account shall reflect the value of the Participant's Deferred Amounts plus Interest credited thereon. The records for such Deferral Account shall be available for inspection by the Participant at reasonable times, and the Company shall furnish the Participant on or before the first day of March of each year (and at such other times as the Company may



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

         choose) a statement indicating the aggregate amount credited to his Deferral Account through the last day of the preceding Plan Year (or such other date as the Company may choose) and the value of his Deferral Account on such date.

7.       INTEREST ON DEFERRED AMOUNTS

         Interest calculated at the rate or rates, as hereinafter described, shall accrue from the date an Incentive Award is credited to the Participant's Deferral Account and shall be compounded annually and credited to the Participant's Deferral Account as of the last business day of each Plan Year for which the Participant has a Deferral Account balance. While the Participant is employed by Ameren (except where the Participant has attained 65 years of age) the Participant's Deferral Account balance shall earn Interest at the "Plan Interest Rate". After retirement (and when the Participant remains employed by Ameren after having attained 65 years of age) or following the death of the Participant, the Participant's Deferral Account balance shall earn interest at the "Base Interest Rate".

         The "Plan Interest Rate" for any Plan Year shall be 150 percent of the average Mergent's Seasoned AAA Corporate Bond Yield Index ("Mergent's Index", formerly called "Moody's Index") for the previous calendar year.

         The "Base Interest Rate" for any Plan Year shall be equal to the average Mergent's Index for the previous calendar year.

8.       DISTRIBUTION AT RETIREMENT

         At the time that a Participant makes an election to defer an Incentive Award under the Plan, he shall select a method for the distribution of the balance of that Deferral Account. Upon retirement, the balance of each of the Participant's Deferral Account(s) shall be distributed to the Participant according to the pay-out method selected by the Participant. A Participant may elect to receive his account distribution as a lump sum or in substantially equal installments over a period of 10 years. Under either payment method, a Participant can elect to commence distribution at the time of retirement or defer such payment(s) until March 1 of the calendar year following retirement. (For example, a Participant who retires effective June 1, 2001, may defer payment from his Deferral Account(s) until March 1, 2002.)

                  DISTRIBUTION ALTERNATIVES

                  1. The balance of the Participant's Deferral Account to be distributed in a single lump sum, payable the first day of the first month following the month in which the Participant retires.



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

                  2. The balance of the Participant's Deferral Account to be distributed in a single lump sum, payable on March 1 of the calendar year following retirement.

                  3. The balance of the Participant's Deferral Account to be distributed in substantially equal installments over a period of 10 years commencing at retirement.

                  4. The balance of the Participant's Deferral Account to be distributed in substantially equal installments over a period of 10 years commencing on March 1 of the calendar year following retirement.

         Installment payments (Alternatives 3 and 4), may be received either monthly or on an annual basis. The deferral of distribution(s) to the calendar year following retirement (Alternatives 2 and 4) is limited to Participants who retire from Ameren. The distribution options available in circumstances where the Participant dies, either before or after retirement, or is placed on disability status prior to retirement are described in Sections 11 and 12. The deferral of payments to the calendar year following retirement (Alternatives 2 and 4) is not permitted in cases of death or long term disability.

         A Participant's selection of a method of distribution may be changed by the Participant as frequently as he chooses up to one year prior to the date when distributions from the Participant's Deferral Account are to commence. A change in the method of distribution must be made on a form provided by the Company which must be filed by the Participant with the Vice President, Human Resources.

9.       REVOCATION OF DEFERRAL ELECTION

         A Participant may revoke his election to defer an Incentive Award no earlier than one year after the Deferred Amount has been credited to his corresponding Deferral Account. Such revocation must be made in writing and filed with the Vice President, Human Resources. When the Participant revokes his deferral election, the Incentive Award so deferred will be distributed to the Participant in a single sum no later than 30 days after the date the notice of revocation is filed. All Interest credited to the Participant's corresponding Deferral Account will be forfeited.



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10.      TERMINATION OF EMPLOYMENT PRIOR TO ATTAINING RETIREMENT AGE

         A.       General:

                  Except as described in Paragraph B, below, in the event that a Participant terminates employment with Ameren prior to becoming eligible for retirement, the balance of each of the Participant's Deferral Accounts shall be distributed in a single sum to the Participant no later than 30 days after the date the Participant terminates employment, except that each such balance shall be reduced prior to distribution in order to reflect that all Interest earned on each of the Participant's Deferral Accounts shall have been computed using the Base Interest Rate only. Interest representing the increment over the Base Interest Rate which would otherwise have been payable at or after retirement shall be forfeited.

         B.       Change of Control:

                  In the event that a Participant terminates employment with Ameren prior to attaining Retirement Age and after the occurrence of a Change of Control, the balance of each of the Participant's Deferral Accounts, including Interest calculated at the Plan Interest Rate, shall be distributed in a single sum to the Participant no later than 30 days after the date the Participant terminates employment. For the purposes of this Paragraph, Change of Control shall mean:

                  1. the purchase or other acquisition, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, in one or a series of transactions by a person or a group of persons acting in concert, of beneficial ownership in more than 25% of the then outstanding voting stock of Ameren Corporation,

                  2. the receipt of proxies for the election of directors of Ameren Corporation in opposition to the Board's slate of nominees which proxies aggregate more than 40% of the then outstanding voting stock of Ameren Corporation, or

                  3. the sale or issuance of such number of shares of voting stock of Ameren Corporation for consideration other than cash in any transaction or series of related transactions which constitute more than 25% of the outstanding voting power of Ameren Corporation after giving effect to such issuance or sale.



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

                  HISTORICAL NOTE: A Change of Control occurred on December 31, 1997, with the merger of Union Electric Company and CIPSCO to form Ameren Corporation. Participants in the Plan as of that date vested in their completed Deferral Account(s), including interest calculated at the Plan Interest Rate, and will vest in all future Deferral Account(s), with interest calculated at the Plan Interest Rate, when the corresponding Deferral Commitments for such Deferral Account(s) are completed.

11.      TOTAL DISABILITY OF PARTICIPANT

         In the event that it is determined by a duly licensed physician selected by the Company that, because of ill health, accident or other disability, a Participant is no longer able, properly and satisfactorily, to perform his regular duties and responsibilities, and therefore, the Company has placed such Participant on long term disability ("LTD"), the Company shall commence distribution of the Participant's Deferral Account(s) in accordance with the distribution method selected by the Participant. Where a Participant had elected a deferral option (Section 8, Alternatives 2 and 4), payments will be made in the same form as elected (i.e. lump sum or installment) but will commence no later than 30 days after the Participant's LTD effective date. Under this provision, a Participant on LTD status may receive a distribution from his Deferral Account(s) prior to attaining Retirement Age.

12.      DEATH OF PARTICIPANT

         A.       Prior to Retirement

                  In the event of the Participant's death prior to his retirement, the Company shall commence distribution of the Participant's Deferral Account(s) to the Participant's designated beneficiary(ies) according to the method(s) selected by the Participant pursuant to Section 8. However, where the Participant had chosen a deferral option (Section 8, Alternatives 2 and 4), payment will be made in the same form as elected (i.e., lump sum or installment), but will commence no later than the tenth day of the month following the Participant's death.

         B.       After Retirement

                  In the event a Participant dies after his retirement but prior to receiving benefits under the Plan, the Company shall commence distribution of the Participant's Deferral Account(s) to the Participant's designated beneficiary(ies). Such payments will be made in the same form as elected (i.e. lump sum or installment) but will commence no later than the tenth day of the month following the Participant's death. Where a



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

                  Participant who is receiving benefits dies, the Company shall continue to make distributions to the Participant's designated beneficiary(ies) in accordance with the method selected by the Participant.

13.      HARDSHIP DISTRIBUTION

         In the event that a Participant (or in the case of the Participant's death, his beneficiary(ies)) suffers a financial hardship, the Company may, if it deems advisable in its sole and absolute discretion, distribute on behalf of the Participant or his beneficiary(ies), legal guardian or personal representative, any portion of the Participant's Deferral Account(s), but in no event more than the amount necessary to meet the financial hardship. Any such hardship distribution shall be made at such times as the Company shall determine, and the Participant's Deferral Account(s) shall be reduced by the amount so distributed and/or utilized. Financial hardship shall mean an unanticipated emergency (as defined by the Internal Revenue Service) caused by an event beyond the control of the Participant or beneficiary which would result in severe financial hardship if early withdrawal were not permitted, caused by temporary or permanent disability or incapacity, medical expenses, a material reduction in family income, or other unforeseen circumstances. For the purposes of this Section, a financial hardship of a member of the Participant's (or his beneficiary's) household shall be deemed to be a financial hardship of the Participant (or his beneficiary(ies)).

14.      WITHDRAWAL PRIOR TO RETIREMENT

         As of the date which represents the sixth anniversary of the date on which a Participant elected to defer an Incentive Award (provided such election was made with respect to an Incentive Award awarded with respect to a year beginning prior to January 1, 1991) and on any date thereafter, the Participant may submit a request to withdraw the balance of his corresponding Deferral Account(s). A request hereunder must be submitted in writing to the Vice President, Human Resources and it must state the Participant's reason for requesting the withdrawal. The request must be submitted at least one year prior to the date on which the requested withdrawal is to occur. The request may be granted or denied by the Committee in its sole and absolute discretion. In the event that such request is granted, the balance of such Participant's corresponding Deferral Account(s) shall be reduced prior to distribution in order to reflect that all Interest earned thereon shall have been computed using the Base Interest Rate only. Interest representing the increment over the Base Interest Rate which would otherwise have been payable at or after retirement shall be forfeited. Withdrawals which are granted hereunder shall be made in a single lump sum.



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)


15.      DESIGNATION OF BENEFICIARY

         The Participant shall designate in writing, on a form to be furnished by the Company, one or more primary and/or secondary beneficiaries who shall receive distributions otherwise payable to the Participant or as otherwise authorized by the Plan, and such beneficiary designation shall be controlling with respect to all Deferral Accounts such Participant may have pursuant to the provisions of the Plan. The Participant's spouse, if any, must consent in writing to the designation of a primary beneficiary(ies) other than such spouse as the sole primary beneficiary. Subject to the requirement of the preceding sentence, the Participant shall have the right, at any time and for any reason, to submit a revised designation of beneficiary. Such revised designation of beneficiary shall become effective provided it is delivered to the Vice President, Human Resources prior to the death of such Participant, and it shall supersede all prior designations of beneficiary submitted by the Participant. A beneficiary may be a natural person or an entity (such as a trust or a charitable organization).

         If no designation of beneficiary has been received by the Company from the Participant prior to his death, or if the beneficiary(ies) designated by the Participant has not survived the Participant or cannot otherwise be located by the Company within a reasonable period of time, distributions shall be made to the person or persons in the first of the following classes of successive preference:

         A.       The Participant's surviving spouse.

         B. The beneficiary(ies) named by the Participant in his most recent Designation of Beneficiary Form filed with the Company pursuant to the terms of the Ameren Group Life Insurance Plan.

         C.       The Participant's surviving children, equally.

         D.       The Participant's surviving parents, equally.

         E.       The Participant's surviving brothers and sisters, equally.

         F. The Participant's personal representative(s), executor(s) or administrator(s).

16.      PAYMENTS TO MINORS OR INCOMPETENTS

         Whenever, in the Company's opinion, a person entitled to receive any payment under the Plan is a minor, is under a legal or other disability or is so incapacitated as to be unable to manage his financial affairs, a distribution may



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

         be made to such person or to his legal representative or to a relative or friend of such person for his benefit, or for the benefit of such person in whatever manner the Company considers advisable. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

17.      ADMINISTRATION

         The Company shall have full power and discretion to administer, construe and interpret the Plan. Any authorized action or decision under the provisions of the Plan undertaken by the Company or the Committee arising out of, or in connection with the administration, construction, interpretation or effect of the Plan, or recommendations in accordance therewith, or any rules and regulations adopted by the Company shall be conclusive and binding on all Participants and their beneficiaries and all other persons whosoever.

18.      MISCELLANEOUS

         A. Right of Setoff: If, at such time as the Participant becomes entitled to distributions hereunder, the Participant has any debt, obligation or other liability representing an amount owing to Ameren, and if such debt, obligation, or other liability is due and owing at the time that distributions are payable hereunder, the amount owed or owing may be offset against the amount otherwise distributable hereunder.

         B. No Trust Created: Nothing contained in the Plan, and no action taken pursuant to its provisions shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between Ameren and the Participant, his designated beneficiary(ies), other beneficiaries of the Participant or any other person.

         C. Unsecured General Creditor Status: Distributions to the Participant or his designated beneficiary(ies) or any other beneficiary(ies) hereunder shall be made from assets which prior to distribution shall continue, for all purposes, to be a part of the general assets of Ameren; no person shall have any interest in such assets by virtue of the provisions of the Plan. To the extent that any person, including the Participant, acquires a right to receive distributions from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of Ameren.

         D. Recovery of Costs: In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant or any other property to allow Ameren to recover the costs of providing



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

                  deferred compensation in whole or in part, hereunder, neither the Participant, his beneficiary(ies) nor any other person or persons shall have any rights therein whatsoever. Ameren shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein.

         E. Protective Provisions: Participant shall cooperate with the Company by providing all information requested by the Company including a medical history. In connection therewith, the Company reserves the right to require that the Participant submit to a physical examination if such examination is deemed to be necessary or appropriate. The costs of all such physical examinations will be paid by the Company. If the Participant refuses to cooperate with the Company, the Company shall have no further obligation to the Participant under the provisions of the Plan. If the Participant makes any material misstatement of information or non-disclosure of medical history, then no benefits shall be payable to the Participant or his beneficiary(ies) over and above his actual Incentive Award deferrals.

         F. No Contract of Employment: Nothing contained herein shall be construed to be a contract of employment for any term of years, nor a conferring upon the Participant the right to continue to be employed by Ameren in his present capacity, or in any capacity. It is expressly understood that the Plan relates to the payment of deferred compensation for the Participant's services normally distributable after termination of his employment, and the Plan is not in any way intended to be an employment contract.

         G. Spendthrift Provisions: Neither the Participant, his beneficiary(ies), nor any other person or persons shall have any power or right to sell, transfer, assign, anticipate, pledge or otherwise encumber any part or all of a Deferral Account maintained or distributable hereunder. No amounts hereunder shall be subject to seizure by any creditor, beneficiary(ies) or any other person or persons by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of divorce, legal separation, bankruptcy, insolvency or death of the Participant, his beneficiary(ies), or any other person or persons. Any such attempted assignment or transfer shall be null and void.

         H. Withholding Taxes: To the extent required by the law in effect at the time that deferrals are made hereunder, the Company shall withhold from non-deferred compensation the payroll taxes required to be withheld by the federal or any state or local government.



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

         I. Suspension, Termination and Amendment: The Board of Directors of Ameren Corporation shall have the power to suspend or terminate the Plan in whole or in part at any time, and from time-to-time to extend, modify, amend or revise the Plan in such respects as the Board by resolution may deem advisable, provided that no such extension, modification, amendment or revision shall deprive a Participant, or any beneficiary(ies) thereof, of any part or all of the Participant's Deferral Account. Subject to the foregoing, this Plan document supercedes all previous similar Plan Documents.

         J. Conflicts: Any conflict in the language or terms or interpretation of the language or terms of the Plan between this Plan document and any other document which purports to describe the rights, benefits, duties or obligations of any Participant, the Board, the Company, the Committee or any other person or entity shall be resolved in favor of this Plan document.

         K. Validity: In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

         L. Captions: The captions of the articles and sections of the Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

         M. Gender and Plurals: Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

         N. Notice: Any election, beneficiary designation, notice, consent or demand required or permitted to be given under the provisions of the Plan shall be in writing and shall be signed by the Participant. If such election, beneficiary designation, notice, consent or demand is mailed by a Participant, it shall be sent by United States Certified Mail, postage prepaid, and addressed to the Vice President, Human Resources, Ameren Services Company, P. O. Box 66149, St. Louis, Missouri 63166. The date of such mailing shall be deemed to be the date of such notice, consent or demand.

         O. Governing Law: The Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Missouri.



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Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

         P. Disputes: Time shall be of the essence in determining whether any payments are due to the Participant or his beneficiary(ies) under the Plan. Therefore, a Participant or beneficiary(ies) may, if he desires, submit any claim for payment under the Plan or dispute regarding the interpretation of the Plan to arbitration. This right to select arbitration shall be solely that of the Participant or his beneficiary(ies), and the Participant or his beneficiary(ies) may decide whether or not to arbitrate in his sole discretion. The "right to select arbitration" is not mandatory on the Participant or his beneficiary(ies), and the Participant or his beneficiary(ies) may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration has commenced, however, it may not be discontinued without the mutual consent of the Participant, or his beneficiary(ies), and Ameren. During the lifetime of the Participant, only he can use the arbitration procedure set forth herein.

                  Any claim for arbitration may be submitted as follows: if the Participant or his beneficiary(ies) disagrees with Ameren regarding the interpretation of the Plan and the claim is finally denied by the Company in whole or in part, such claim may be filed in writing with an arbitrator of the Participant's or his beneficiary(ies)'s choice who is selected by the method described in the following paragraph.

                  The Participant or his beneficiary(ies) shall submit a list of five potential arbitrators to the Company. Each of the five arbitrators so listed must be either (1) a member of the American Arbitration Association who is also a resident of the State of Missouri or (2) a retired Missouri Circuit Court or Court of Appeals Court judge. Within one week after receipt of said list, the Company shall select one of the five arbitrators as the arbitrator for the dispute in question and notify said arbitrator of his selection. If the Company fails to select and notify an arbitrator in a timely manner, the Participant or his beneficiary(ies) shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

                  The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of the Participant, or his beneficiary(ies), and the Company. Absence from or nonparticipation at the hearing by either the Participant, or his beneficiary(ies), or the Company shall not prevent the issuance of an award by the arbitrator. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he decides he has heard sufficient evidence to justify the issuance of an award.



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
Executive Incentive Compensation Program
Elective Deferral Provisions (Continued)

                  The arbitration award may be enforced in any appropriate court as soon as possible after its issuance. For the purposes of apportioning expenses and fees, the Company will be considered to be the prevailing party in a dispute if the arbitrator determines (1) that Ameren has not breached its obligations or duties under the provisions of the Plan and (2) the claim of the Participant or his beneficiary(ies) was not made in good faith. Otherwise, the Participant or his beneficiary(ies) will be considered to be the prevailing party. In the event that Ameren is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company) including the fees of stenographic reporting, if employed, shall be paid by the Participant or his beneficiary(ies). In the event that the Participant or his beneficiary(ies) is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by the Participant or his beneficiary(ies) in pursuing his claim), including the fees of stenographic reporting, if employed, shall be paid by the Company.




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